UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2003

UNITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	_____________ (Commission File No.)	58-2350609 (IRS Employer I.D. No.)

950 Joe Frank Harris Parkway, S.E., Cartersville, Macon, Georgia 30121

(Address of principal executive offices)

(770) 606-0555

Registrant's Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events

On December 17, 2003, Unity Holdings, Inc. announced the completion of an $3,000,000 private placement of floating rate trust preferred securities ("Capital Securities") through its wholly-owned subsidiary, Unity (Ga) Statutory Trust I.

Unity Holdings, Inc. intends to use the proceeds from this offering to reduce its debt and for general corporate purposes, including providing capital to its subsidiary bank.

The FTN Financial Capital Markets and Keefe, Bruyette & Woods acted as placement agents in the offering.

Unity Holdings, Inc. ("Unity") is a bank holding company headquartered in Cartersville, Georgia that owns Unity National Bank. Unity currently has three banking offices in the north Georgia market. Unity had assets of approximately $155 million as of September 30, 2003.

Additional information regarding these transactions is provided in the Registration Statement.

ITEM 7. Financial Statements and Exhibits

Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY HOLDINGS, INC.

Date: December 17, 2003

By: /s/ Michael L. McPherson

Michael L. McPherson

President and Chief Executive Officer

EXHIBIT INDEX

None.